                                                                     EXHIBIT 4.2

                                    [FORM OF]

                                 TRUST AGREEMENT

                                     between

                            EFG Funding Corporation,
                                  as Depositor,

                                       and

                                   [TRUSTEE],
                    not in its individual capacity but solely
                                   as Trustee

                         Dated as of [________ __, 1999]

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                              DEFINITIONS AND USAGE

                                   ARTICLE II.
                                  ORGANIZATION

SECTION 2.1.    Name.....................................................................................1
SECTION 2.2.    Office...................................................................................1
SECTION 2.3.    Purposes and Powers......................................................................1
SECTION 2.4.    Appointment of Trustee...................................................................2
SECTION 2.5.    Initial Capital Contribution of Trust Estate.............................................2
SECTION 2.6.    Declaration of Trust.....................................................................2
SECTION 2.7.    Liability of the Depositor...............................................................3
SECTION 2.8.    Title to Trust Property..................................................................3
SECTION 2.9.    Representations and Warranties of the Depositor..........................................3
SECTION 2.10.   Tax Treatment............................................................................4

                                  ARTICLE III.
                     CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.    Initial Beneficial Ownership.............................................................5
SECTION 3.2.    The Certificates.........................................................................5
SECTION 3.3.    Authentication of Certificates...........................................................5
SECTION 3.4.    Registration of Transfer and Exchange of Certificates....................................5
SECTION 3.5.    Mutilated, Destroyed, Lost or Stolen Certificates........................................6
SECTION 3.6.    Persons Deemed Owners....................................................................7
SECTION 3.7.    Access to List of Certificateholders' Names and Addresses................................7
SECTION 3.8.    Maintenance of Office or Agency..........................................................7
SECTION 3.9.    Appointment of Certificate Paying Agent..................................................7
SECTION 3.10.   Book-Entry Certificates..................................................................8
SECTION 3.11.   Notices to Clearing Agency...............................................................9
SECTION 3.12.   Definitive Certificates..................................................................9

                                   ARTICLE IV.
                               ACTIONS BY TRUSTEE

SECTION 4.1.    Prior Notice to Certificateholders with Respect to Certain Matters......................10
SECTION 4.2.    Action by Certificateholders with Respect to Bankruptcy.................................10
SECTION 4.3.    Restrictions on Certificateholders' Power...............................................11

                                   ARTICLE V.
                   APPLICATIONS OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1.    Application of Trust Funds..............................................................11


                                      (i)

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
SECTION 5.2.     Method of Payment.......................................................................12
SECTION 5.3.     No Segregation of Moneys; No Interest...................................................12
SECTION 5.4.     Accounting and Reports to the Noteholders, the Internal Revenue Service and
                 Others..................................................................................12
SECTION 5.5.     Incentive Programs......................................................................13
SECTION 5.6.     Check-The-Box Regulations at State Level................................................13

                                   ARTICLE VI.
                         AUTHORITY AND DUTIES OF TRUSTEE

SECTION 6.1.     General Authority.......................................................................13
SECTION 6.2.     General Duties..........................................................................14
SECTION 6.3.     Action upon Instruction.................................................................14
SECTION 6.4.     No Duties Except as Specified in this Agreement, the Transfer Agreement, the Servicing Agreement, the Administration Agreement or in Instructions................15
SECTION 6.5.     No Action Except Under Specified Documents or Instructions..............................16
SECTION 6.6.     Restrictions............................................................................16
SECTION 6.7.     Origination of Consolidation Loans during the Revolving Period..........................16

                                  ARTICLE VII.
                             CONCERNING THE TRUSTEE

SECTION 7.1.     Acceptance of Trusts and Duties.........................................................18
SECTION 7.2.     Furnishing of Documents.................................................................19
SECTION 7.3.     Representations and Warranties..........................................................19
SECTION 7.4.     Reliance; Advice of Counsel.............................................................20
SECTION 7.5.     Not Acting in Individual Capacity.......................................................20
SECTION 7.6.     Trustee Not Liable for Certificates, Notes or Student Loans.............................20
SECTION 7.7.     Trustee May Own Certificates and Notes..................................................21

                                  ARTICLE VIII.
                             COMPENSATION OF TRUSTEE

SECTION 8.1.     Trustee's Fees and Expenses.............................................................21
SECTION 8.2.     Payments to the Trustee.................................................................21

                                   ARTICLE IX.
                         TERMINATION OF TRUST AGREEMENT

SECTION 9.1.     Termination of Trust Agreement..........................................................21
SECTION 9.2.     Dissolution upon Bankruptcy of the Depositor............................................22

                                   ARTICLE X.
                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

SECTION 10.1.    Eligibility Requirements for Trustee....................................................23
SECTION 10.2.    Resignation or Removal of Trustee.......................................................23
SECTION 10.3.    Successor Trustee.......................................................................24


                                      (ii)
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
SECTION 10.4.    Merger or Consolidation of Trustee......................................................24
SECTION 10.5.    Appointment of Co-Trustee or Separate Trustee...........................................25

                           ARTICLE XI.
                          MISCELLANEOUS

SECTION 11.1.    Supplements and Amendments..............................................................26
SECTION 11.2.    No Legal Title to Trust Estate in Certificateholders....................................27
SECTION 11.3.    Limitations on Rights of Others.........................................................27
SECTION 11.4.    Notices.................................................................................28
SECTION 11.5.    Severability............................................................................28
SECTION 11.6.    Separate Counterparts...................................................................28
SECTION 11.7.    Successors and Assigns..................................................................28
SECTION 11.8.    No Petition.............................................................................28
SECTION 11.9.    No Recourse.............................................................................29
SECTION 11.10.   Headings................................................................................29
SECTION 11.11.   Governing Law...........................................................................29



                                     (iii)

         TRUST AGREEMENT dated as of [________ __, 1999], between EFG Funding Corporation, a Delaware Corporation , as Depositor, (the "Depositor") and [TRUSTEE], a national banking association, not in its individual capacity but solely as Trustee (the "Trustee").

         The Depositor and the Trustee hereby agree as follows:

                                   ARTICLE I.

                              Definitions and Usage

     Capitalized terms used but not defined herein are defined in Appendix A to the Administration Agreement, dated as of [________ __, 1999], among EFG Student Loan Trust 1999-[_], as Issuer, Educational Finance Group, Inc., as Administrator, and [Indenture Trustee], as Indenture Trustee, which also contains rules as to construction and usage that shall be applicable herein.

                                   ARTICLE II.

                                  Organization

     SECTION 2.1. Name. The Trust created hereby shall be known as "EFG Student Loan Trust 1999-[_]", in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.2. Office. The office of the Trust shall be in care of the Trustee at its Corporate Trust Office or at such other address as the Trustee may designate by written notice to the Depositor.

     SECTION 2.3. Purposes and Powers. The purpose of the Trust is to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and Certificates pursuant to this Agreement and to sell the Notes and the Certificates in one or more transactions;

          (ii) with the proceeds of the sale of the Notes and the Certificates, to purchase the Initial Student Loans, to deposit the Reserve Account Initial Deposit in the Reserve Account, and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Transfer Agreement;

          [{(iii) to originate Consolidation Loans during the Revolving Period pursuant to Section 6.07 hereof, to increase the principal balance of Consolidation Loans by adding the principal balances of any related Add-on Consolidation Loans to the principal balances of such Consolidation Loans, to acquire and hold any New Loans to be conveyed to the Trust during the Revolving Period pursuant to the Transfer

     Agreement directly or, in the case of legal title to FFELP Loans, through the Eligible Lender Trustee, and to acquire and hold any Serial Loans or other Student Loans to be conveyed to the Trust subsequent to the Closing Date pursuant to the Transfer Agreement directly or, in the case of legal title to FFELP Loans, through the Eligible Lender Trustee;}]

          (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture;

          (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the others specified in Section 2(d) of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     SECTION 2.4. Appointment of Trustee. The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all of the rights, powers and duties set forth herein.

     SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trustee, as of the date hereof, the sum of $1.00. The Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.

     SECTION 2.6. Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the [Certificateholders], subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such trust. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee and the Delaware Trustee shall file the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to ss. 3810 of the Business Trust Statute on or before the Closing Date.

     SECTION 2.7. Liability of the Depositor. The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Noteholder or a Note Certificateholders in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.

     SECTION 2.8. Title to Trust Property. Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the FFELP Student Loans shall be vested at all times in the Trustee on behalf of the Trust.

     SECTION 2.9. Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants, as to itself, to the Trustee that:

         (a)......It is duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its organization , with the organizational power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted (subject with respect to the Depositor and its FFELP Student Loans, to the vesting of legal title thereto in the Trustee or another eligible lender, as trustee for the Depositor).

         (b)......It is duly qualified to do business as a foreign organization in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications except where failure to do so (both singly and in the aggregate) will not have a material adverse effect on the conduct of its business, operations or financial condition.

         (c)......It has the organizational power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by it by all necessary corporate action.

         (d)......This Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         (e)......The consummation of the transactions contemplated by this
Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to it of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties.

         (f)......There are no proceedings or investigations pending or, to its best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 2.10. Tax Treatment. (a) The Depositor has entered into this Agreement, and the Notes will be issued to and acquired by the Noteholders, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Notes will be indebtedness of the Depositor secured by the Trust Estate. The Depositor, by entering into this Agreement, and each Noteholder, by the acceptance of its Note, agrees to treat the Notes for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Depositor secured by the Trust Estate. In accordance with the foregoing, the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust (except as may be required as a result of changes in law or as may otherwise be required in the Opinion of Counsel for the Depositor).

         (b) In the event that the foregoing characterization is not honored, or for income tax purposes the Trust is to be treated as an association taxable as a corporation, it is the intention of the Depositor and all holders of interests in the Trust that the Trust shall be treated as a partnership for all federal, state and local tax purposes.

                                  ARTICLE III.

                     Certificates and Transfer of Interests

     SECTION 3.1. Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficial owner of the Trust.

     SECTION 3.2. The Certificates. The Certificates shall be issued in denominations of $100,000 or in integral multiples of $1,000 in excess thereof. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     SECTION 3.3. Authentication of Certificates. Concurrently with the sale of the Trust Student Loans to the Trust pursuant to the Purchase Agreement, the Trustee shall cause the Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Trustee or [____], by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. No further Certificates shall be issued except pursuant to Section 3.4, 3.5 or 3.12 hereunder.

     SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. [_____] shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Trustee shall execute, authenticate and deliver (or shall cause [_____] as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The preceding provisions of this Section notwithstanding, the Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of Certificates for a period of 15 days preceding any Distribution Date with respect to the Certificates.

     The Certificates and any beneficial interest in such Certificates may not be acquired by (a) employee benefit plans (as defined in section 3(3) of ERISA) that are subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts described in Section 408(a) of the Code or Keogh plans, or (c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "Benefit Plan"). By accepting and holding a Certificate or an interest therein, the Certificateholder thereof or Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing Certificates on behalf of a Benefit Plan and is not using assets of a Plan to purchase any Certificates and to have agreed that if the Certificate is deemed to be a plan asset, the Certificateholder will promptly dispose of the Certificate.

     SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.6. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee and the Certificate Registrar and any agent of either of them may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any agent thereof shall be bound by any notice to the contrary.

     SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Trustee of a request therefor from the Depositor in writing, a list, in such form as the

Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Trustee shall promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. Maintenance of Office or Agency. The Trustee shall maintain in the [_____], an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the other Basic Documents may be served. The Trustee initially designates[_____], as its principal Corporate Trust Office. The Trustee's New York office and its authenticating agent's office are located at [_____], Attention: [_____]. The Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.9. Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the amounts received from the Indenture Trustee out of the Trust Accounts pursuant to
Section 5.1 and shall report the amounts of such distributions to the Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Certificate Paying Agent if the Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Trustee, and any co-paying agent chosen by the Trustee and consented to by the Administrator (which consent shall not be unreasonably withheld). The copaying agent shall initially be the Indenture Trustee. The Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Trustee. In the event that the Trustee shall no longer be the Certificate Paying Agent, the Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Trustee shall give notice to the Rating Agencies of the appointment of a successor Paying Agent. The Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the

Certificateholder entitled thereto until such sums shall be paid to such Certificateholder. The Certificate Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3, 7.4, 7.5 and 8.1 shall apply to the Trustee also in its role as Certificate Paying Agent, for so long as the Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any copaying agent unless the context requires otherwise.

     SECTION 3.10. Book-Entry Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Book-Entry Certificate or Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate owner will receive a Definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section 3.12. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate owners pursuant to Section 3.12:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder and shall have no obligation to the Certificate owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

          (iv) the rights of Certificateholders shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to
     Section 3.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distribution in respect of the Certificate Balance and return on the Certificates to such Clearing Agency Participants; and

          (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such instructions to the Trustee.

     SECTION 3.11. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.12, the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

     SECTION 3.12. Definitive Certificates. If (i) the Administrator advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency (which shall then notify the Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Trustee shall cause the Clearing Agency to notify all Certificate Owners of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the registered holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall, at the expense of the Depositor, be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.

                                   ARTICLE IV.

                               Actions by Trustee

     SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless at least 30 days before the taking of such action, the Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and the Certificateholders shall not have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders has withheld consent or provided alternative direction:

          (i) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the

     Trust (except with respect to the aforementioned claims or lawsuits for collection of Student Loans);

          (ii) the election by the Trust to file an amendment to the Certificate of Trust;

          (iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (iv) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

          (v) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

          (vi) the appointment pursuant to the Indenture of a successor Certificate, Registrar, successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

     SECTION 4.2. Action by Certificateholders with Respect to Bankruptcy. The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Certificateholders and the delivery to the Trustee by the Certificateholders of a certificate certifying that it reasonably believes that the Trust is insolvent.

     SECTION 4.3. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Trustee be permitted to follow any such direction, if given.

                                   ARTICLE V.

                   Applications of Trust Funds; Certain Duties

     SECTION 5.1. Application of Trust Funds.

         (a)......On each Distribution Date, the Trustee shall distribute to
Certificateholders (i) [the Certificateholders' Return Distribution Amount for such Distribution Date on a pro rata basis according to amounts payable in respect of Certificateholders' Return Distribution Amount, (ii) the Certificate Balance Distribution Amount for such Distribution Date, if any, on a pro rata basis according to amounts payable in respect of the Certificate

Balance, and (iii) the Certificate Return Carryover for such Distribution Date, if any, on a pro rata basis according to amounts payable in respect of Certificate Return Carryover, as received from the Indenture Trustee pursuant to Sections 2.7 and 2.8 of the Administration Agreement on such Distribution Date].

         (b)......On each Distribution Date, the Trustee shall send to each
Certificateholder the statement provided to the Eligible Lender Trustee by the Administrator pursuant to Section 2.9 of the Administration Agreement on such Distribution Date.

         (c)......In the event that any withholding tax is imposed on the
Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Eligible Lender Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. The Trustee shall withhold or cause to be withheld at the maximum applicable rate provided in section 1441, 1442 or 1446 of the Code with respect to all distributions made to persons that are not known to be U.S. Persons, within the meaning of the Code, unless it is otherwise determined in the opinion of counsel. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

     SECTION 5.2. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date and such Certificateholder's Trust Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to Section 3.12, with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on the Certificate Final Maturity Date or otherwise) shall be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Eligible Lender Trustee or such other location specified in writing to the Certificateholder thereof.

     SECTION 5.3. No Segregation of Moneys; No Interest. Moneys received by the Trustee hereunder need not be segregated in any manner except to the extent required by law or the Basic Documents and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

     SECTION 5.4. Accounting and Reports to the Noteholders, the Internal Revenue Service and Others. No federal income tax return shall be filed on behalf of the Trust unless either (i) the Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, or as a result of a transfer by the Certificateholders permitted by
Section 3.01, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Certificateholders at least five (5) days before such returns are due to be filed. The Certificateholders shall promptly sign such returns and deliver such returns after signature to the Trustee and such returns shall be filed by the Trustee with the appropriate tax authorities. In no event shall the Trustee, the Certificateholders or the Depositor be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Trustee, the Certificateholders or the Depositor, as the case may be, in breach of its obligations under this Agreement.

     SECTION 5.5. Incentive Programs. Subject to compliance by the Administrator with Section 2(i) of the Administration Agreement, the Trust shall offer each Incentive Program to all qualified Borrowers except any Incentive Program which the Administrator terminates pursuant to Section 2(i) of the Administration Agreement. Upon the effective date specified in the notice of termination required by Section 2(i) of the Administration Agreement, the Trust shall cease offering the terminated Incentive Program to Borrowers affected by the termination.

     SECTION 5.6. Check-The-Box Regulations at State Level. If applicable [Delaware, Indiana and Texas] tax statutes or regulations are such that the Trust would not be classified as an association taxable as a corporation if the requirements of Sections 2.07 and 9.02 hereof and Section 2.13 of the Indenture (collectively, the "Partnership Qualification Provisions") were no longer applicable and the Trust made any necessary elections to avoid classification as an association taxable as a corporation required by such statutes or regulations (such an amendment, a "Tax Characterization Amendment"), the Partnership Qualification Provisions shall no longer be applicable or part of this Agreement or the Indenture; provided, however, that the Partnership Qualification Provisions shall no longer be applicable or part of this Agreement or the Indenture only if the Trustee first obtains an Opinion of Counsel stating that
(i) a Tax Characterization Amendment has been adopted (or is not necessary) and
(ii) the deletion of the Partnership Qualification Provisions will not cause the Trust to be subject to an entity level tax for state or federal income tax purposes. If the Depositor determines in its sole discretion that the Trust should make any filing or take any other action as a result of a Tax Characterization Amendment, the Depositor and the Trustee, at the expense of the Depositor, shall take all actions (including, but not limited to, obtaining the approval of one or both classes of Noteholders) determined by the Depositor in its sole discretion as necessary or advisable under such statutes and regulations for the Trust to be treated as a partnership for [Delaware, Indiana and Texas] state income tax purposes.

                                   ARTICLE VI.

                         Authority and Duties of Trustee

     SECTION 6.1. General Authority. The Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Senior Notes in the aggregate principal amount of $[ ] and Subordinate Notes in the aggregate principal amount of $[ ]. The Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal beneficial title to the FFELP Student Loans and legal and beneficial title to the Private Student Loans from the Depositor and (ii) to take all actions required pursuant to Section 3.02(c) of the Servicing Agreement, and otherwise follow the direction of and cooperate with the Servicer and the Eligible Lender Trustee in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the FFELP Student Loans.

     In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Trustee to act.

     SECTION 6.2. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any other Basic Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Trustee shall have no obligation to administer, service or collect the Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Student Loans.

     SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, Section
7.01 and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

         (b) The Trustee shall not be required to take any action hereunder or under any other Basic Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

     SECTION 6.4. No Duties Except as Specified in this Agreement, the Transfer Agreement, the Servicing Agreement, the Administration Agreement or in Instructions. The

Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Agreement, the Transfer Agreement, the Servicing Agreement, the Administration Agreement or in any document or written instruction received by the Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Trustee in its individual capacity or as the Trustee that are not related to the ownership or the administration of the Trust Estate.

     SECTION 6.5. No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.03.

     SECTION 6.6. Restrictions. The Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Trustee to take action that would violate the provisions of this Section.

     {SECTION 6.7. Origination of Consolidation Loans during the Revolving Period. (a) From time to time during the Revolving Period the Servicer will identify those FFELP Student Loans as to which a Borrower qualifies to receive a Consolidation Loan under the Federal Consolidation Loan Program from the Trustee and will inform the Administrator of the identity of such loans. The Administrator will determine, in accordance with customary industry standards, whether a Consolidation Loan should be offered to such Borrower; provided that, a Consolidation Loan will not be offered to a Borrower if any Student Loan of such Borrower which is not beneficially owned by the Trust and which is proposed to be discharged by the making of such Consolidation Loan is more than 30 days past due; and provided further that a Consolidation Loan will not be offered to a borrower if the aggregate principal amount of all Consolidation Loans originated pursuant to this Section would thereby exceed the limitations set forth in Section 6.7(d).

         (b) If the Administrator determines that it is appropriate to offer a Consolidation Loan to a Borrower in accordance with this Section, it will so inform the Servicer who will send the necessary documentation to such Borrower and will process such documentation on behalf of the Trustee and the Eligible Lender Trustee, all in accordance with industry standards, the Higher Education Act and the related Guarantee Agreement. The Servicer will inform the Trustee and the Eligible Lender Trustee of the completion of the loan underwriting process and the necessary documentation, whereupon the Eligible Lender Trustee, on behalf of the Trust and upon the direction of the Administrator, will be directed by the Trustee to execute any documents required to be executed by it to complete the origination of such loan and to subject such loan to the related Guarantee Agreement. The Servicer will not permit any Consolidation Loan to be originated which would violate the representations and warranties of Section 3.01 of the Transfer Agreement. Any Consolidation Loan which is determined to violate any of such representations and warranties will be subject to repurchase by the Seller as provided in Section 3.02 of the Loan Sale Agreement.

         (c) Each Consolidation Loan originated pursuant to this Section 6.7 shall be owned by the Trust and be part of the Trust Estate and the Collateral from and after the time of such origination. Upon origination of such loan and such loan becoming part of the Trust Estate and the Collateral, the Administrator will instruct the Indenture Trustee, pursuant to Section 2(f) of the Administration Agreement, to authorize the transfer from the Collateral Reinvestment Account of an amount sufficient to prepay in full any Student Loan that is to be consolidated through such origination, including any Add-on Consolidation Loan that is prepaid in full as a result of the principal balance of such Add-on Consolidation Loan being added to the principal balance of a related Consolidation Loan held as part of the Trust Estate. The Administrator will cause to be taken all actions, and the Trustee will direct the Eligible Lender Trustee to cooperate with the Administrator in the execution of any instruments or documents, required to establish and maintain the ownership interest of the Trust and the first perfected security interest of the Indenture Trustee in each Consolidation Loan originated pursuant to this Section.

         (d) In no event shall the Trust originate, or the Trustee direct the Eligible Lender Trustee on behalf of the Issuer to originate, Consolidation Loans in excess of $[ ] (including the addition of the principal balances of any Add-on Consolidation Loans) in the aggregate during the Revolving Period; additionally, no Consolidation Loan may be originated by the Issuer or the Trustee on behalf of the Issuer having a scheduled maturity after [ ] if at the time of such origination the aggregate principal balance of all Consolidation Loans held as part of the Trust Estate that have a scheduled maturity date after [ ] exceeds, or after giving effect to such origination, would exceed $[ ]; provided, however, that the Trustee will be permitted to direct the Eligible Lender Trustee to fund the addition of the principal balance of any Add-on Consolidation Loan in excess of such amounts, if the Eligible Lender Trustee is required to do so by the Higher Education Act. In addition, in no event shall the Issuer make or the Trustee direct the Eligible Lender Trustee on behalf of the Issuer to make Consolidation Loans after the Revolving Period; provided, however, that the Trustee may direct the Eligible Lender Trustee to increase the principal balance of any Consolidation Loan by the principal balance of any related Add-on Consolidation Loan during the Add-on Period if the Eligible Lender Trustee is required to do so by the Higher Education Act. After the Revolving Period, upon the addition of the principal balance of such Add-on Consolidation Loan, and such amounts becoming part of the Trust Estate and the Collateral, the

Administrator will instruct the Indenture Trustee, pursuant to Section 2(d)(iii)(A) of the Administration Agreement, to authorize the transfer from the Collection Account of an amount sufficient to prepay in full such Add-on Consolidation Loan.

                  (e) All Consolidation Fees payable with respect to Consolidation Loans originated and the principal balances of any Add-on Consolidation Loans added to the Trust pursuant to this Section will be payable by the Issuer as provided in Section 2(d)(ii) of the Administration Agreement. All other costs or fees incurred in originating Consolidation Loans (or in adding the principal balances of any Add-on Consolidation Loans) shall be payable by the Administrator.}

                                  ARTICLE VII.

                             Concerning the Trustee
                             ----------------------

         SECTION 7.1. Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (i) the Trustee shall not be liable for any error of judgment made by a responsible officer of the Trustee;

                  (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator or the Certificateholders;

                  (iii) no provision of this Agreement or any other Basic Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (iv) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (v) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any part of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Certificateholders, other than as expressly provided for herein and in the other Basic Documents;

                  (vi) the Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Seller, the Depositor, the Indenture Trustee or the Servicer under any of the other Basic Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and

                  (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Certificateholders, unless the Certificateholders has offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.2. Furnishing of Documents. The Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Basic Documents.

         SECTION 7.3. Representations and Warranties. The Trustee hereby represents and warrants to each of the Depositor that:

                  (i) It is a [national banking association] duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or state law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                  (iv) It is an "eligible lender" as such term is defined in
         Section 435(d) of the Higher Education Act.

         SECTION 7.4. Reliance; Advice of Counsel. (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (a) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

         SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Trustee acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         SECTION 7.6. Trustee Not Liable for Certificates, Notes or Student Loans. The recitals contained herein (other than the representations and warranties in Section 7.03) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement the Certificates or any other Basic Document or the Notes, or of any Financed Student Loan or related documents. The Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated either of the Guarantee Agreements, in a case where the Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, as applicable, of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including: the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trustee.

         SECTION 7.7. Trustee May Own Certificates and Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not the Trustee.

                                  ARTICLE VIII.

                             Compensation of Trustee
                             -----------------------

         SECTION 8.1. Trustee's Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Trustee, and the Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder. The Trustee shall have no recourse to the Issuer for its fees and expenses hereunder.

         SECTION 8.2. Payments to the Trustee. Any amounts paid to the Trustee pursuant to Section 8.01 hereof or pursuant to Section 4.03 of the Transfer Agreement or pursuant to Section 24 of the Administration Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                   ARTICLE IX.

                         Termination of Trust Agreement
                         ------------------------------

         SECTION 9.1. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement, Article V and the Servicing Agreement, and (ii) the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (a) Except as provided in Section 9.1(a), neither the Depositor nor the Certificateholders shall be entitled to revoke or terminate the Trust.

                  (b) Notice of any termination of the Trust shall be given promptly by the Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to Section 2(b)(vii) of the Administration Agreement.

                  (c) Upon the winding up of the Trust and its termination, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Business Trust Statute.

         SECTION 9.2. Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event unless, before the end of such 90-day period, the Trustee shall have received written instructions from (a) Subordinate Noteholders (other than the Depositor) representing more than 50% of the aggregate outstanding principal amount (not including the principal amount of the Certificateholders Note) of the Subordinate Notes and (b) Senior Noteholders representing more than 50% of the aggregate outstanding principal amount of the Senior Notes, to the effect that each such party disapproves of the liquidation of the Financed Student Loans and termination of the Trust, in which event the Trust shall continue in accordance with the Basic Documents. Promptly after the occurrence of any Insolvency Event with respect to the Certificateholders, (i) the Certificateholders shall give the Indenture Trustee, the Trustee and the Rating Agencies written notice of such Insolvency Event, (ii) the Trustee shall, upon the receipt of such written notice from the Certificateholders, give prompt written notice to the Indenture Trustee of the occurrence of such event and
(iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Trustee or the Certificateholders, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Servicing Agreement and the Administration Agreement.

                                   ARTICLE X.

                             Successor Trustees and
                             ----------------------

                               Additional Trustees
                               -------------------

         SECTION 10.1. Eligibility Requirements for Trustee. The Trustee shall at all times be a corporation or association (i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act;
(ii) being authorized to exercise corporate trust powers and hold legal title to the Student Loans; (iii) having in effect Guarantee Agreements with the Initial Guarantors and any Additional Guarantors; (iv) having a combined capital and surplus of at least $[50,000,000] and being subject to supervision or examination by Federal or state authorities; and (v) having (or having a parent which has) a rating of at least Baa3 by Moody's, ___________ by S&P and BBB- by Fitch. If the Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.02. In addition, at all times the Trustee or a co-trustee shall be a Person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

         SECTION 10.2. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Trustee meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or an Insolvency Event with respect to the Trustee shall have occurred and be continuing, then the Administrator may remove the Trustee. If the Administrator shall remove the Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee and payment of all fees owed to the outgoing Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Trustee. The Administrator shall provide notice of such resignation or removal of the Trustee and to each of the Rating Agencies.

         SECTION 10.3. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.4. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.01; provided further that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than 10 Business Days prior to the closing date of such merger or consolidation.

         SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, which, except in the case of any Delaware Trustee, shall meet the eligibility requirements of clauses (i) through (iii) of Section 10.01, to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. [Pursuant to the Co-Trustee Agreement, dated as of [________ __, 1999] between [Trustee] and [ ], the Trustee shall appoint First Chicago Delaware Inc. as a co-trustee hereunder for the purpose of its acting as Delaware Trustee and such agreement is hereby incorporated herein by reference.] If the Delaware Trustee shall become incapable of acting, resign or be removed, unless the Trustee is qualified to act as Delaware Trustee, a successor co-trustee shall promptly be appointed in the manner specified in this Section 10.05 to act as Delaware Trustee. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv) and (v) of Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Administrator and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee, except as otherwise provided in this Section 10.05 in regard to the Delaware Trustee.

                                   ARTICLE XI.

                                  Miscellaneous
                                  -------------

         SECTION 11.1. Supplements and Amendments. This Agreement may be amended by the Depositor, the Certificateholders and the Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         This Agreement may also be amended from time to time by the Depositor, the Certificateholders and the Trustee, with prior written notice to the Rating Agencies, with the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and required to consent to any such amendment, without the consent of all the outstanding Noteholders.

         The Trustee shall furnish 10 Business Days' prior written notification of the substance of any such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents shall be subject to such reasonable requirements as the Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware. The Trustee shall furnish the Rating Agencies with 10 Business Days' prior written notice of any amendment to the Certificate of Trust.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.2. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to its ownership interest therein only in accordance with the Indenture, the Administration Agreement and the Servicing Agreement. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in its beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate. If, contrary to this Section, the Certificateholders is deemed to have legal title to any part of the Trust Estate, the Certificateholders shall be deemed to have granted, and in such event does hereby grant to the Trust, a first priority security interest in all of the Transferor's right, title and interest in the Trust Estate, other than in the distributions referred to in the second sentence of this Section 11.02, and this Agreement shall be deemed to constitute a security agreement under applicable law with respect to the Trust Estate.

         SECTION 11.3. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.4. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing (or in the form of facsimile notice, followed by written notice) and shall be deemed given upon receipt by the intended recipient, if to the Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to EFG Funding Corporation, [ ] with a copy to Office of the General Counsel, [ ] if to the Certificateholders, [ ]; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Certificateholders, the Trustee and their respective successors and permitted assigns, all as herein provided.

         SECTION 11.8. No Petition. (a) The Depositor will not at any time institute against the Trust or the Certificateholders any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

                  (a)(b)...The Trustee, by entering into this Agreement, and the Indenture Trustee and each Certificateholder and Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor, or the Trust, or join in any institution against the Depositor, or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

         SECTION 11.9. No Recourse. The Certificateholders acknowledges that its ownership interest in the Trust represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Seller, the Servicer, the Depositor, the Administrator, the Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the other Basic Documents.

         SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                [TRUSTEE], not in its individual capacity but solely as Trustee,

                                By:
                                   --------------------------------------------
                                  Name:
                                  Title:

                                EFG Funding Corporation, Depositor,

                                By:
                                   --------------------------------------------
                                  Name:
                                  Title:  President and Chief
                                  Executive Officer

                                                                    EXHIBIT A
                                                       TO THE TRUST AGREEMENT

                             CERTIFICATE OF TRUST OF
                         EFG STUDENT LOAN TRUST 1999-[_]
                         -------------------------------

         THIS Certificate of Trust of EFG Student Loan Trust 1999-[_] (the "Trust"), dated as of [________ __, 1999], is being duly executed and filed by [Trustee], a national banking association, and [Delaware Co-Trustee], a Delaware banking corporation, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is EFG Student Loan Trust 1999-[_].

         2. Delaware Trustee. The name and business address of the trustee of the Trust resident in the State of Delaware is [Delaware Co-Trustee].

         3. This Certificate of Trust will be effective [          1999].

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                         [TRUSTEE],
                         not in its individual capacity but
                         solely as trustee of the Trust

                         By:
                            -------------------------------------------
                            Name:
                            Title:

                         [DELAWARE CO-TRUSTEE],
                         not in its individual capacity
                         but solely as trustee

                         By:
                            -------------------------------------------

                                                                     EXHIBIT B
                                                        TO THE TRUST AGREEMENT

                              [FORM OF CERTIFICATE]
                      [SEE REVERSE FOR CERTAIN DEFINITIONS]
                      -------------------------------------

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NUMBER                                                  [___________]
____                                                    CUSIP NO. [_____]

                          EFG STUDENT LOAN TRUST 1998-1

                           FLOATING RATE STUDENT LOAN-BACKED CERTIFICATE evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by EFG Funding Corporation.

         (This Certificate does not represent an interest in or obligation of EFG Funding Corporation, the Servicer (as defined below), the Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT Cede & Co. is the registered owner of [________] dollars non-assessable, fully-paid, fractional undivided interest in the EFG Student Loan Trust 1999-[_] (the "Trust"), a trust formed under the laws of the State of Delaware by EFG Funding Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of [_____] (the "Trust Agreement"), between the Depositor and [TRUSTEE], a national banking association, not in its individual capacity but solely as trustee on behalf of the Trust (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "Floating Rate Student Loan- Backed Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Trust Student Loans"), all moneys paid thereunder on or after [_____], certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Sale Agreement, the [_____], the Administration Agreement and the Servicing Agreement and all proceeds of the foregoing. The rights of the holders of the Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes issued under the Indenture dated as of [_____], between the Trust and [_____], as Indenture Trustee, and designated as "Floating Rate Student Loan-Backed Notes" (the "Notes"), as set forth in the Trust Agreement, the Indenture and the Administration Agreement.

         [Under the Trust Agreement, to the extent of funds available therefor, return on the Certificate Balance of this Certificate at the Certificate Rate (as defined below) will be distributed on the 25th day of each January, April, July and October (or, if such 25th day is not a Business Day, the next succeeding Business Day) (each a "Distribution Date"), commencing on [_____], to the person in whose name this Certificate is registered as of the close of business on the day immediately preceding the Distribution Date (such day the "Record Date"), in each case to the extent of such certificateholder's pro rata interest in the amount or amounts to be distributed to Certificateholders on such Distribution Date pursuant to the Administration Agreement.]

         The Certificate Rate for each Accrual Period shall be equal to the lesser of (a) the daily weighted average of the T-Bill Rates within such Accrual Period plus [___]% per annum and (b) the Student Loan Rate for such Accrual Period. The "Student Loan Rate" for any Accrual Period shall equal the product of (a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Accrual Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Primary Servicing Fee, the Administration Fee and any prior unpaid Administration Fees with respect to such Collection Period and (ii) the denominator of which is the Pool Balance as of the first day of such Collection Period.

         Each holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate from Available Funds and amounts on deposit in the Reserve Account are subordinated to the rights of the Noteholders as described in the Trust Agreement, the Indenture and the Administration Agreement.

         It is the intent of the Depositor, the Certificateholders and the Certificate Owners that, for purposes of Federal, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor in its capacity as Certificateholder and as recipient of distributions from the Reserve Account) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Certificates have been issued (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Eligible Lender Trustee in the [________].

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee or its authenticating agent, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed as of the date set forth below.

                                    EFG STUDENT LOAN TRUST 1999-[_]

                                    by [_____], not in its individual capacity but solely as Trustee.

                                    By:
                                       ----------------------------------------
                                               Authorized Signatory

Date: _____________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                    [______], not in its individual capacity but solely as Trustee,

                                    By:
                                       ----------------------------------------
                                               Authorized Signatory


                                    OR

                                    [_____], solely in its capacity as
                                    Authenticating Agent for the Trustee,


                                    By:
                                       ----------------------------------------
                                               Authorized Signatory


Date: _____________

                            [REVERSE OF CERTIFICATE]

         The Certificates do not represent an obligation of, or an interest in, the Depositor, Educational Finance Group, Inc., as servicer (the "Servicer"), Educational Finance Group, Inc., as administrator (the "Administrator"), the Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Student Loans, all as more specifically set forth in the Trust Agreement. A copy of each of the Trust Agreement, the Sale Agreement, the Administration Agreement, Servicing Agreement and the Indenture may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by any Certificateholder upon request.

         The Trust Agreement permits, with certain options therein provided, the amendment thereof and the certification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Eligible Lender Trustee with the consent of the holders of the Notes and the Certificates each voting as a class evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of the Certificates is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by [_____] in its capacity as Certificate Registrar, or by any successor Certificate Registrar, [_____], accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in denominations of $100,000 or in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the

Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Certificate Registrar and any agent of the Eligible Lender Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The Certificates (including any beneficial interests therein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account described in Section 408(a) of the Code or a Keogh plan or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan, it is not purchasing this Certificate on behalf of a Benefit Plan, is not using assets of a Benefit Plan to purchase this Certificate and to have agreed that if this Certificate is deemed to be a plan asset, the Holder will promptly dispose of this Certificate.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Administration Agreement and the Indenture and the disposition of all property held as part of the Trust. The Depositor may at its option purchase the corpus of the Trust at a price specified in the Administration Agreement, and such purchase of the Trust Student Loans and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only on any Distribution Date on or after the date on which the Pool Balance is less than or equal to 10% of the Initial Pool Balance. Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date will be offered for sale by the Indenture Trustee by auction in accordance with the procedure described in the Indenture.

         This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
    -----------------------------------
        PLEASE INSERT SOCIAL SECURITY
        OR OTHER IDENTIFYING NUMBER
        OF ASSIGNEE

--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                            *
--------------------------------------------

         Signature Guaranteed:

                                            *
--------------------------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.